Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-161221 and 333-165368) and (Form S-8 No. 33-160768) of Suburban Propane Partners, L.P of our report dated April 13, 2012, with respect to the consolidated financial statements of Inergy Propane, LLC and Subsidiaries included in this Current Report (Form 8-K) of Suburban Propane Partners, L.P dated May 3, 2012.

/s/ Ernst & Young LLP

Kansas City, Missouri

May 3, 2012